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                                                                    EXHIBIT 23.1


The Board of Directors and Shareholders
TranSwitch Corporation
Three Enterprise Drive
Shelton CT  06484


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

KPMG LLP

Stamford, CT
March 8, 2001